Exhibit 4.1

Form of Common Stock Certificate

                       Incorporated under the Laws of the
                                 State of Nevada

Number                                                                    Shares


                        The Entertainment Internet, Inc.
                       50,000,000 Shares, $.001 Par Value
                                  Common Stock

     This is to certify that _____________ is the owner of ____________ fully paid and non-assessable shares of the above Corporation, transferable only on the books of the Corporation, by the holder hereof in person or by duly authorized attorney upon surrender of their certificate properly endorsed.


     Witness, the seal of the corporation and the signatures of its duly authorized officers.



_____________,Secretary           [SEAL]              _______________, President